      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 2001
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         CENTURY BUSINESS SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

                     DELAWARE                              22-2769024
           (State or other jurisdiction                 (I.R.S. Employer
         of incorporation or organization)           Identification Number)

                          6480 ROCKSIDE WOODS BOULEVARD
                                SOUTH, SUITE 330
                              CLEVELAND, OHIO 44131
   (Address, including zip code, of Registrant's principal executive offices)

                         CENTURY BUSINESS SERVICES, INC.
                         EMPLOYEE STOCK INVESTMENT PLAN
                            (Full title of the plan)

                               MICHAEL G. DEGROOTE
                              CHAIRMAN OF THE BOARD
                          6480 ROCKSIDE WOODS BOULEVARD
                                SOUTH, SUITE 330
                              CLEVELAND, OHIO 44131
                                 (216) 447-9000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                  ALAN M. UTAY
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                         1700 PACIFIC AVENUE, SUITE 4100
                               DALLAS, TEXAS 75201
                                 (214) 969-2800

                                   ----------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES              AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING   REGISTRATION
            TO BE REGISTERED                REGISTERED(1)         SHARE (2)             PRICE (2)            FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value                1,000,000            $3.52                 $3,520,000           $880
======================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also includes an indeterminate number of additional shares that may hereafter become issuable as a result of the adjustment provisions of the Plan.

(2) Computed in accordance with Rule 457(c) and (h) solely for the purpose of computing the registration fee based on the average of the high and low sales prices of common stock of Century Business Services, Inc. on May 31, 2001, as reported on the Nasdaq National Market.

================================================================================

                         CENTURY BUSINESS SERVICES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents constituting Part I of this registration statement will be sent or given to employees, directors and consultants of Century Business Services, Inc., also referred to as CBIZ, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents and information previously filed by CBIZ with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

         (a) CBIZ's Annual Report on Form 10-K (File No. 000-25890) for the fiscal year ended December 31, 2000 filed on April 2, 2001.

         (b) CBIZ's Definitive Proxy Statement (File No. 000-25890) filed on April 2, 2001.

         (c) CBIZ's Current Report on Form 8-K (File No. 000-25890) filed on February 14, 2001.

         (d) The description of CBIZ's Common Stock as contained in its Registration Statement on Form S-4 (File No. 333-81039) filed on February 1, 2000, including any amendment or report filed for the purpose of updating such description.

         All documents filed by CBIZ pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure an enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses, including attorneys' fees, that such person actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct set forth by:

         o        the stockholders;

         o the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

         o the board of directors who are not parties to such action, suit or proceeding designated by majority vote by such disinterested directors even if less than a quorum; or

         o an independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct.

         Section 145 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         The Amended and Restated Certificate of Incorporation, as amended, of CBIZ entitles its board of directors to provide for indemnification of directors and officers to the fullest extent provided by law, except for liability for:

         o any breach of a director's duty of loyalty to CBIZ or its stockholders;

         o acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         o        unlawful payments of dividends;

         o        unlawful stock purchases or redemptions; or

         o any transaction from which the director derived an improper personal benefit.

         Article VII of the Amended and Restated Bylaws of CBIZ, or the Bylaws, provides that to the fullest extent and in the manner permitted by the laws of the State of Delaware and specifically as is permitted under Section 145 of the DGCL, CBIZ shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of CBIZ, by reason of the fact that such person is or was a director, officer, employee or agent of CBIZ, or is or was serving at the request of CBIZ as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of CBIZ and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. Determination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that a person did not act in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of CBIZ, and with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was lawful.

         The Bylaws provide that any decision as to indemnification shall be made:

         o by the board of directors of CBIZ by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

         o if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         o        by the stockholders.

         The board of directors of CBIZ may authorize indemnification of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Indemnification pursuant to these provisions is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer. CBIZ may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of CBIZ.

         Further, the Bylaws provide that the indemnity provided will be extended to the directors, officers, employees and agents of any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence has continued, would have had the power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of the Bylaws with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         CBIZ currently maintains a separate insurance policy relating to its directors and officers, under which policy such directors and officers are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

         The Securities and Exchange Commission has issued a policy statement that the indemnification of officers and directors for liabilities under the Securities Act of 1933 is against public policy as expressed in the Act, and, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


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

ITEM 8.  EXHIBITS

       Exhibit
        Number                                Document


        4.1* Amended and Restated Certificate of Incorporation of Century Business Services, Inc.

        4.2 Amended and Restated Bylaws of Century Business Services, Inc. (filed as Exhibit 3.2 to the Registration Statement on Form 10, Commission File No. 000-25890 and incorporated herein by reference).

        4.3 Form of Stock Certificate of Common Stock of Century Business Services, Inc. (filed as Exhibit 4.1 to the Registration Statement on Form S-3 dated September 23, 1998, Commission File No. 333-64109, and incorporated herein by reference).

        4.4*             Century Business Services, Inc. Employee Stock
                         Investment Plan.

        5.1*             Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

       23.1*             Consent of KPMG LLP.

       23.2*             Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         (included in its opinion filed as Exhibit 5.1 hereto).

       24.1* Power of Attorney (included on the signature page of this Registration Statement).

----------

*Filed herewith.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of CBIZ's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of CBIZ pursuant to the foregoing provisions, or otherwise, CBIZ has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CBIZ of expenses incurred or paid by a director, officer or controlling person of CBIZ in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CBIZ will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 1st day of June, 2001.

                                       CENTURY BUSINESS SERVICES, INC.


                                       By:  WARE H. GROVE
                                            ----------------------------------
                                            Ware H. Grove
                                            Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome P. Grisko, Jr. and Michael W. Gleespen, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                        Title                                                Date
---------                                        -----                                                ----
  STEVEN L. GIRARD                          Chief Executive Officer and Director                 June 1, 2001
------------------------------------        (Principal Executive Officer)
Steven L. Girard


  WARE H. GROVE                             Chief Financial Officer (Principal Financial         June 1, 2001
------------------------------------        and Accounting Officer)
Ware H. Grove


  MICHAEL G. DEGROOTE                       Chairman of the Board                                June 1, 2001
------------------------------------
Michael G. DeGroote


  RICK L. BURDICK                           Director                                             June 1, 2001
------------------------------------
Rick L. Burdick


  JOSEPH S. DIMARTINO                       Director                                             June 1, 2001
------------------------------------
Joseph S. DiMartino

/s/ HARVE A. FERRILL                        Director                                             June 1, 2001
------------------------------------
Harve A. Ferrill


                                            Director                                             June 1, 2001
------------------------------------
Richard C. Rochon

                                INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                               DESCRIPTION
       -------                              -----------
        4.1*            Amended and Restated Certificate of Incorporation of
                        Century Business Services, Inc.

        4.2             Amended and Restated Bylaws of Century Business
                        Services, Inc. (filed as Exhibit 3.2 to the Registration
                        Statement on Form 10, Commission File No. 000-25890 and incorporated herein by reference).

        4.3             Form of Stock Certificate of Common Stock of Century
                        Business Services, Inc. (filed as Exhibit 4.1 to the
                        Registration Statement on Form S-3 dated September 23,
                        1998, Commission File No. 333-64109, and incorporated herein by reference).

        4.4*            Century Business Services, Inc. Employee Stock
                        Investment Plan.

        5.1*            Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

       23.1*            Consent of KPMG LLP.

       23.2*            Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        (included in its opinion filed as Exhibit 5.1 hereto).

       24.1* Power of Attorney (included on the signature page of this Registration Statement).

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*Filed herewith.


                                       I-1